TONKIN EXPLORATION UPDATE
20 OF 26 HOLES RETURN ENCOURAGING RESULTS
DRILLING INDICATES NEW MINERALIZATION AT DEPTH

Denver, Colorado (December 21, 2006) -US GOLD CORPORATION (AMEX: UXG -TSX: UXG) is pleased to announce continuing exploration results at its Tonkin project located in Nevada’s Cortez Trend, 10 miles to the south of Barrick’s rich Cortez Hills gold deposit. Drilling commenced in June and has been focused in areas near previously defined mineralized material containing 1.4 million ounces of gold. The current $30 million exploration program was launched in June 2006, building on an experienced team of Nevada-based professionals with prior big-company and entrepreneurial experience.

“The team we have assembled has completed property-wide re-evaluations, updating geologic mapping, geochemical sampling, and geophysical data. As well, a unique partnership with NASA has provided US Gold access to state-of-the-art exploration technologies aiding in our efforts. This work has greatly contributed to our overall understanding of the gold-bearing system,” said Rob McEwen, Chairman and CEO. “It is still early, but we are encouraged by the fact that 20 of the 26 holes completed to date have encountered gold mineralization.”

EXPLORATION RESULTS

The first phase of the exploration program at Tonkin is designed to test for lateral and depth extensions of the previously identified mineralized material as well as to identify favorable gold host rocks and dominant mineralizing structures. Drilling to date has been confined to the region known as the Mine Corridor, which is comprised of three areas: Southern, Middle and Rooster (see Figure 1). Next year we will be drilling outside the Mine Corridor on other targets defined by mapping, geochemistry and remote sensing. Twenty-six holes have been drilled and assayed, and an additional fourteen holes, including three monitoring wells, have assays pending. So far 55,000 feet of drilling has been completed, approximately thirteen percent of the proposed program, with assays received for the first 33,500 feet.

SOUTHERN AREA

New Mineralization Encountered

A cumulative total of eight holes have been drilled in the Southern Area of the Tonkin property. Angle Hole 16 encountered new mineralization in numerous intervals starting at an approximate vertical depth of 490 ft and reaching a depth of 780 feet, the deepest mineralization discovered since the program began. Results (see Table 1) from Hole 16 include:

(opt = ounces per ton   gpt = grams per tonne)

Hole 16	0.069 gold opt over 30 ft.	(2.355 gold gpt over 9.15 m)
including	0.135 gold opt over 12 ft.	(4.617 gold gpt over 3.66 m)

(2nd interval)	0.080 gold opt over 31.5 ft.	(2.751 gold gpt over 9.60 m)
including	0.111 gold opt over 15 ft.	(3.790 gold gpt over 4.57 m)
including	0.090 gold opt over 6.5 ft.	(3.085 gold gpt over 1.98 m)

Holes 7 and 8 were drilled to the east and west of Hole 16, and encountered lower grade mineralization to vertical depths of approximately 560 feet and 490 feet, respectively.

Hole 22 was drilled to test the southern extension of mineralization encountered in Hole 16 in a relatively untested region of the Southern Area. New gold mineralization was encountered in the shallow portions of the hole (45 feet at 0.041 opt gold), and scattered low grade gold intervals were encountered at depth.

Also in the Southern Area, Hole 23 was drilled to confirm gold mineralization identified in historic drilling and to determine its controls and orientation. Highlights include:

Hole 23	0.072 gold opt over 11 ft.	(2.475 gold gpt over 3.35 m)
including	0.242 gold opt over 3 ft.	(8.300 gold gpt over 0.91 m)

(2nd interval)	0.088 gold opt over 43.5 ft.	(3.018 gold gpt over 13.26 m)
including	0.168 gold opt over 10.5 ft.	(5.755 gold gpt over 3.20 m)
	0.086 gold opt over 7.5 ft.	(2.940 gold gpt over 2.29 m)
	0.140 gold opt over 3 ft.	(4.810 gold gpt over 0.91 m)

These results confirmed the validity of previous drilling and suggest that mineralization is hosted in relatively flat-lying receptive rock units and is open to the southwest. More drilling is planned in this area to further define orientation, extent and control of the favorable gold grades encountered in Hole 23.

MIDDLE AREA

Newly Initiated Drilling

Drilling in the Middle Area recently started to test for extensions of known near-surface mineralization. Hole 15 was drilled in a newly defined target area approximately 2,000 feet west of previous drilling. It encountered trace gold with thick sections of anomalous arsenic, antimony, and mercury, which are indicators of a Carlin-style gold system. Additional drilling is currently in progress in the Middle Area, focusing on northeast and northwest trending structures and their intersections.

ROOSTER AREA

Pursuit of Feeders and Extensions

The Rooster Area is the strongest expression of Carlin-style mineralization currently identified on the Tonkin project. It is characterized by broad and deep alteration, structurally controlled mineralization, and good gold grades indicating a receptive gold bearing system.

Drilling in the northern Rooster Area has been designed to test for down-dip and lateral extensions of known mineralization along northeast and north-northwest striking controls defined by detailed mapping, geophysics and historical drilling. These structures and their intersections will continue to be the target of exploration at Rooster in 2007.

Hole 4 was completed in the northwestern portion of the Rooster Area. It is 600 feet to the northwest of Hole 1 which returned a 40-foot intercept of 0.113 opt gold as discussed in the September 6 news release. Hole 4 intercepts include:

Hole 4	0.042 gold opt over 25 ft.	(1.453 gold gpt over 7.62 m)
including	0.063 gold opt over 15 ft.	(2.147 gold gpt over 4.57 m)

Holes 21 and 26 were drilled to test the northern extension of Rooster mineralization. These holes are situated 560 feet north of previous drilling in untested areas and encountered numerous intervals of gold mineralization, including:

Hole 21	0.025 gold opt over 20 ft.	(0.845 gold gpt over 6.10 m)
	0.028 gold opt over 38 ft.	(0.957 gold gpt over 11.52 m)
	0.053 gold opt over 10 ft.	(1.818 gold gpt over 3.05 m)

Hole 26	0.037 gold opt over 21 ft.	(1.270 gold gpt over 6.40 m)

This area will continue to be explored for gold mineralization in favorable rock horizons and along structures and intersections.

Hole 30 was completed within the envelope of historic drilling at Rooster, to confirm previous vertical drilling that reached approximately 500 feet. This angle hole encountered mineralization to a depth of approximately 510 vertical feet. The best intercepts from Hole 30 begin at the surface and are summarized below:

Hole 30	0.039 gold opt over 145 ft.	(1.319 gold gpt over 44.21 m)
including	0.081 gold opt over 50 ft.	(2.786 gold gpt over 15.24 m)
including	0.180 gold opt over 10 ft.	(6.170 gold gpt over 3.05 m)

All the results to date are summarized in Table 1.

Drilling to date has identified lateral extensions of known mineralized structures as well as some deeper gold intersections that have reinforced management’s belief in the potential of US Gold’s property. The Company has eight drill rigs on the Tonkin property, with plans to increase the pace of exploration in 2007.

QUALIFIED PERSON

This news release has been prepared under the guidance of Steve Brown, Senior Geologist and Project Manager, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Tonkin Springs property. All samples were analyzed by ALS Chemex of Winnemucca, Nevada.

All assays are uncut, with analysis conducted by ALS Chemex utilizing a 30 gram fire assay change with an AA finish. Sample length is by geologic boundary with a maximum 5 foot length and core recovery averages 95-98%. Quality assurance/quality control is assured by inserting standards and blanks every 40th sample and check assays sent to second lab every 20th sample.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and those set forth in the registration statements referenced above, under the caption “Risk Factors.” Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

William F. Pass	Ian Ball
Vice President and Chief Financial Officer	Investor Relations
Tel: (303) 238-1438	Tel: (647) 258-0395
Fax: (303 238-1724	Toll Free: (866) 441-0690
bill@usgold.com	Fax: (647) 258-0408
2201 Kipling Street, Suite 100	info@usgold.com
Lakewood, CO 80215	99 George Street, 3rd Floor
Toronto, ON M5A 2N4

Table 1 — Assay Results Figure 1 — Drill Hole Locations

Hole No.	Target Area	Hole Length	Assay Interval		Gold Assay		Gold Assay		Purpose & Results
		(feet) (< Angle)	From (feet)	To (feet)	Length (feet)	Ounces per ton	Length (meters)	Grams per tonne
SOUTHERN AREA
8	Southern	2390	15	35	20	0.027	6.10	0.922	Encountered
	Area	(-50°)	160	170	10	0.032	3.05	1.105	mineralization
			220	230	10	0.017	3.05	0.589	approximately
			330	340	10	0.021	3.05	0.733	200 feet below
			490	500	10	0.015	3.05	0.526	previous shallow
			625	635	10	0.035	3.05	1.184	drilling

9	Southern	705							Abandoned
	Area	(-55°)							due to water

16	Southern	1678	359.5	381	21.5	0.017	6.55	0.572	Extended
	Area	(-50°)	606.5	618.5	12	0.038	3.66	1.288	mineralization by
			652	667	15	0.015	4.57	0.510	approximately
			732	762	30	0.069	9.15	2.355	200 feet to depth
		including	732	744	12	0.135	3.66	4.617	and 500 feet
			787	818.5	31.5	0.080	9.60	2.751	north and west of
		including	792	807	15	0.111	4.57	3.790	previous shallow
		including	812	818.5	6.5	0.090	1.98	3.085	drilling
			887	897	10	0.020	3.05	0.676
			1001	1019	18	0.035	5.49	1.204

18	Southern Area	1502 (-55°)							No significant gold

20	Southern Area	1708 (-60°)							No significant gold

22	Southern	1000	0	15	15	0.053	4.57	1.817	500 feet
	Area	(-60°)	300	345	45	0.041	13.72	1.387	southwest
									of hole 16;
									encountered
									similar shallow
									mineralization;
									no significant
									mineralization at
									depth

23	Southern	1704	230	241	11	0.072	3.35	2.475	Confirmation of
	Area	including	230	233	3	0.242	0.91	8.300	mineralization
		(-60°)	266.5	310	43.5	0.088	13.26	3.018	previously
		including	266.5	277	10.5	0.168	3.20	5.755	identified in
			279.5	287	7.5	0.086	2.29	2.940	shallow drilling;
			291	294	3	0.140	0.91	4.810	no significant
			299	310	11	0.091	3.35	3.124	mineralization at
									depth

Previously Annouced on September 6, 2006

7	Southern	1140	210	220	10	0.033	3.05	1.128	New target
	Area	(-50°)	280	310	30	0.025	9.14	0.867	encountered
			350	365	15	0.052	4.57	1.78	discontinuous
			495	510	15	0.014	4.57	0.469	mineralization to
			720	735	15	0.019	4.57	0.653	a depth of
									560 feet

MIDDLE AREA

10	Middle	300							Abandoned
	Area	(-55°)							due to water

11	Middle	440	370	390	20	0.028	6.10	0.960	Deeper core
	Area	(-55°)							drilling pending

12	Middle	680	50	75	25	0.020	7.62	0.695	Deeper core
	Area	(-55°)							drilling pending

15	Middle	2267							No significant
	Area	(-50°)							gold

19	Middle	2034	459.5	465.0	5.5	0.014	1.68	0.483	New target and
	Area	(-50°)	470.0	487.0	17.0	0.011	5.18	0.378	encountered low
									grade gold
									mineralization
									and extremely
									anomalous trace
									elements

24	Middle	227	128	143	15	0.013	4.57	0.450	Abandoned due
	Area	(-70°)							to poor ground
									conditions

ROOSTER AREA

3	Rooster	1575							No significant
		(-55°)							gold

4	Rooster	1945	545	560	15	0.014	4.57	0.494	Extended
		(-60°)	705	725	20	0.010	6.10	0.344	mineralization
			740	765	25	0.042	7.62	1.453	600 feet to the
		including	740	755	15	0.063	4.57	2.147	northwest of
									Rooster area

13	Rooster	860	130	160	30	0.013	9.15	0.462	Deeper core
		(-90°)							drilling pending

14	Rooster	960	230	245	15	0.012	4.57	0.403	Extended
		(-60°)	255	265	10	0.019	3.05	0.660	mineralization
			295	305	10	0.013	3.05	0.444	100 feet north of
			315	325	10	0.014	3.05	0.472	Rooster area
			425	445	20	0.017	6.10	0.579

17	Rooster	2485							No significant
		(-55°)							gold

21	North	1662	242	262	20	0.025	6.10	0.845	Extended
	Rooster	(-70°)	347	357	10	0.012	3.05	0.412	mineralization
			362	377	15	0.016	4.57	0.559	560 feet north
			409	447	38	0.028	11.52	0.957	of Rooster area
			467	477	10	0.053	3.05	1.818
			502	512	10	0.011	3.05	0.369

ROOSTER AREA

26	North	1340	145	180	35	0.010	10.67	0.351	Extended
	Rooster	(-45°)	483	496	13	0.014	3.96	0.476	minerailzation
			508	529	21	0.037	6.40	1.270	240 feet to the
			698	708	10	0.015	3.05	0.504	west of Hole 21

30	North	865	0	145	145	0.039	44.21	1.319	Confirm
	Rooser	(-50°)							Rooster
		including	95	145	50	0.081	15.24	2.786	mineralized and
		including	115	125	10	0.180	3.05	6.170	test structural
			160	170	10	0.012	3.05	0.415	controls
			250	260	10	0.020	3.05	0.681
			305	380	75	0.037	22.87	1.258
		including	310	375	65	0.040	19.82	1.362
			480	495	15	0.056	4.57	1.910

Previously Annouced on September 6, 2006

1	North	644	110	130	20	0.014	6.10	0.485	Confirmed known
	Rooster	(-90°)	200	230	30	0.057	9.14	1.955	mineralization
			240	405	165	0.044	50.29	1.502	and extended
		including	345	385	40	0.113	12.19	3.853	70 feet to depth
			445	470	25	0.041	7.62	1.403

1B	North	640	15	25	10	0.014	3.05	0.476	Extended
	Rooster	(-90°)	260	320	60	0.019	18.29	0.646	mineralization
			340	380	40	0.047	12.19	1.594	175 feet to depth
			475	490	15	0.019	4.57	0.624
			505	520	15	0.016	4.57	0.563
			560	575	15	0.050	4.57	1.724

2	North	1030	135	145	10	0.013	3.05	0.424	Intersected two
	Rooster	(-55°)							new mineralized
									features more
									than 1000 feet
									east of Hole 1

5	North	1295	470	490	20	0.021	6.10	0.721	Northwest of
	Rooster	(-50°)	525	540	15	0.024	4.57	0.823	Hole 1
			600	720	120	0.028	36.58	0.946	approximately
			775	790	15	0.032	4.57	1.095	200 feet

6	North	500	145	155	10	0.014	3.05	0.459	Southwest of
	Rooster	(-70°)	220	245	25	0.018	7.62	0.617	Hole 1
			320	330	10	0.015	3.05	0.519	approximately
			400	415	15	0.016	4.57	0.541	264 feet

Figure 1 – Drill Hole Locations